UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 17, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, NY	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2018, Inspired Entertainment, Inc. (the “Company”) and three holders of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), Landgame S.à.r.l. (“Landgame”), Ares Capital Europe Limited (“Ares”) and Rossoff & Company LLC (collectively, the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”) pursuant to which the Underwriter agreed to purchase from the several Selling Stockholders a total of 4,500,000 shares of Common Stock at a price of $7.95 per share (the “Selling Stockholder Offering”). The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. The transaction closed on January 22, 2018. Within 30 days after the date of the Underwriting Agreement, the Underwriter, at its own election, may choose to purchase up to an additional 675,000 shares of Common Stock from Landgame S.à.r.l.

In the Underwriting Agreement, the Company made certain customary representations and warranties and entered into certain customary covenants and agreements, including an agreement to indemnify the Underwriter and the Selling Stockholders against certain liabilities that could arise under the Securities Act of 1933, as amended (the “Securities Act”), and an agreement to contribute in certain circumstances to payments that the Underwriter or any of the Selling Stockholders could be required to make in respect of any such liabilities. The Company also agreed that, for a period of 90 days after January 17, 2018, it would refrain from offering or selling Common Stock or any other securities convertible into Common Stock, subject to certain exceptions.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Following the closing of the Selling Stockholder Offering, Landgame will remain a party to that certain Stockholders Agreement dated December 23, 2016 among the Company, Landgame and certain other stockholders of the Company, under which Landgame has certain rights to designate nominees to the Company’s Board of Directors, and to that certain Registration Rights Agreement dated December 23, 2016 among the Company, Landgame and certain other stockholders of the Company, under which Landgame and others have certain remaining registration rights. In addition, affiliates of Ares shall remain the Company’s lender on its senior term loan facility of £72.5 million (equivalent to approximately $97 million).

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated January 17, 2018, by and among Inspired Entertainment, Inc.,Morgan Stanley & Co. LLC, as underwriter, Landgame S.à.r.l., Ares Capital Europe Limited and Rossoff & Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ Luke L. Alvarez
Name: Luke L. Alvarez
Title: President and Chief Executive Officer